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                                                                   Exhibit 23.1

                          INDEPENDENT AUDITOR`S CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No.1 to From S-3 Registration Statement of Vicom, Incorporated of our report dated February 15, 2001, appearing in this Annual Report on Form 10-K of Vicom, Incorporated for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.

                                        /S/ Lurie Besikof Lapidus & Company, LLP


Minneapolis, Minnesota
January 24, 2003


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